EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2005, except for Note 5, as to which the date is June 10, 2005, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of FelCor Lodging Trust Incorporated, which appears in FelCor Lodging Trust Incorporated's Current Report on Form 8-K dated June 10, 2005.


/s/ PricewataerhouseCoopers LLP
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PricewaterhouseCoopers LLP
June 27, 2005